UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2010

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5259 Jackson Road
Montgomery, TX 77316
(Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

Item 3.02    Unregistered Sales of Equity Securities

Effective May 18, 2010, we completed a consolidation of our shares of common stock on a 1:10 basis, without any change to our authorized capital or the par value of our common stock.  As a result, the number of shares of our outstanding common stock decreased from 66,006,450 shares to 6,600,645 shares.  Subsequently, on May 18, 2010, we completed the sale of 39,000,000 shares of our common stock at a price of $0.0001 per share for gross proceeds of $3,900 to our directors, officers and certain investors, resulting in an increase in the number of our outstanding shares of common stock to 45,600,645 shares.

The sale of our shares was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by (i) Rule 506 of Regulation D, whereby each such purchaser represented to us that the purchaser is an accredited investor and (ii) Regulation S, whereby each such purchaser represented to us that the purchaser is not a U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010	GLOBAL SECURITY AGENCY INC.

By: /s/ Thomas Johnson
Thomas Johnson
President